Exhibit 99.1

Teknova Reports Fourth Quarter and Full Year 2022 Financial Results

Full year 2022 total revenue was $41.4 million, up 12% year-over-year

New, state-of-the-art manufacturing facility now operational

Company provides 2023 revenue guidance of $42-46 million

HOLLISTER, Calif., March 15, 2023 – Alpha Teknova, Inc. (“Teknova” or the “Company”) (Nasdaq: TKNO), a leading producer of critical reagents for the research, discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced financial results for the fourth quarter and the full year ended December 31, 2022.

“We achieved our operational objectives in 2022, positioning the company for significant and sustainable long-term growth,” said Stephen Gunstream, President and Chief Executive Officer of Teknova. “Despite the expected short-term market related headwinds, the outlook for our end-markets remains positive and we are committed to executing on our strategy. In 2023, we will focus on scaling the business and we expect to deliver revenue growth in line with our long-term expectation of 25% or more beginning in the second half of 2023.”

“We are completing a two-year period of planned investments and we’ve also enacted a number of measures to appropriately manage operating costs in 2023 and beyond,” explained Matt Lowell, Chief Financial Officer of Teknova. “As such, we expect our capital expenditures this year will be significantly lower than in 2022 and our operating expenses will be flat compared to 2022, excluding non-recurring charges. We therefore anticipate full-year free cash outflow of approximately $30 million and are comfortable with our liquidity position.”

Corporate and Financial Updates

•
Achieved full year 2022 total revenue of $41.4 million, up 12% as compared to $36.9 million for the full year 2021, and up 17% from $35.4 million to $41.4 million, when Sample Transport is excluded
•
Completed our new, state-of-the-art manufacturing facility which is operational for the production of research-grade (RUO) products. Qualification activities are underway, and the facility is expected to be operational for the production of GMP-grade products by mid-2023
•
Of our now 100 cell and gene therapy customer accounts representing 25% of annual revenue, 56 purchase custom and/or GMP-grade reagents, an increase from 40 in 2021
•
Cash position of $42.2 million at year-end and gross debt of $22.1 million
•
Goodwill and long-lived assets were impaired, resulting in one-time, non-cash impairment charges of $16.6 million and $4.2 million, respectively, for the full year 2022

Revenue for the Fourth Quarter and Full Year 2022

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021
Lab Essentials	$6,934	$6,744	$31,772	$27,184
Clinical Solutions	772	2,439	8,445	6,793
Sample Transport	—	495	6	1,530
Other	185	432	1,197	1,386
Total revenue	$7,891	$10,110	$41,420	$36,893

Fourth Quarter 2022 Financial Results

Total revenue for the fourth quarter 2022 was $7.9 million, down 22% compared to $10.1 million in the fourth quarter 2021. Revenue for the fourth quarter 2022 was $7.9 million, an 18% decrease from $9.6 million in the fourth quarter 2021, excluding Sample Transport.

Gross profit for the fourth quarter 2022 was $2.1 million, compared to $5.0 million in the fourth quarter 2021. Gross margin for the fourth quarter 2022 was 26.7%, compared to 49.2% in the fourth quarter 2021. The lower gross margin for the fourth quarter 2022 as compared to the fourth quarter 2021 primarily reflects additional headcount resulting in higher labor costs and supplies.

Operating expenses for the fourth quarter 2022 were $16.3 million, compared to $9.7 million in the fourth quarter 2021. The increase was primarily related to a one-time, $4.2 million non-cash impairment charge related to long-lived assets, coupled with additional headcount, stock-based compensation expense, and marketing costs.

Net loss for the fourth quarter 2022 was $13.3 million, or negative $0.47 per diluted share, compared to $3.6 million, or negative $0.13 per diluted share, for the fourth quarter 2021.

Adjusted EBITDA for the fourth quarter 2022 was negative $8.1 million, compared to negative $3.4 million for the fourth quarter 2021. Free Cash Flow was negative $12.8 million for the fourth quarter 2022, compared to negative $10.5 million for the fourth quarter 2021.

Full Year 2022 Financial Results

Total revenue was $41.4 million for the year ended December 31, 2022 (“2022”), a 12% increase from $36.9 million for the year ended December 31, 2021 (“2021”). Revenue for 2022 was $41.4 million, a 17% increase from $35.4 million in 2021, excluding Sample Transport.

Gross profit for 2022 was $17.5 million, compared to $17.6 million in 2021. Gross margin for 2022 was 42.2%, compared to 47.8% in 2021. The lower gross margin for 2022 as compared to 2021 primarily reflects additional headcount resulting in higher labor costs and supplies.

Operating expenses for 2022 were $67.1 million, compared to $29.6 million in 2021. The increase was primarily related to a one-time, $16.6 million non-cash goodwill impairment charge and a one-time, $4.2 million non-cash long lived asset impairment charge, coupled with additional headcount, stock-based compensation expense, and marketing costs.

Net loss for 2022 was $47.5 million, or negative $1.69 per diluted share, compared to $9.8 million, or negative $0.61 per diluted share, for 2021.

Adjusted EBITDA for 2022 was negative $21.9 million, compared to negative $7.6 million for 2021. Free Cash Flow was negative $55.5 million for 2022, compared to negative $28.9 million for 2021.

2023 Outlook

Teknova anticipates total revenue of $42 million to $46 million for the fiscal year ending December 31, 2023 (“2023”), which assumes roughly flat performance in Lab Essentials and 20-50% growth in Clinical Solutions. The Company also anticipates free cash outflow of approximately $30 million for 2023.

Upcoming Investor Conference

KeyBanc Capital Markets Life Sciences & MedTech Investor Forum (Virtual)

March 21 - 22, 2023

Fireside Chat: 3:00 p.m. ET, Wednesday, March 22, 2023

Conference Call and Webcast

Teknova will host a webcast and conference call on Wednesday, March 15, 2023, beginning at 5:00 p.m. ET. Participants can access the live webcast on the Investor Relations section of the Teknova website and at this link: https://edge.media-server.com/mmc/p/6iefisfj. To receive a PIN for dialing in, participants can register for the webcast via this link: https://register.vevent.com/register/BI0f355397c6884c52ab3ec2b25cfbaea9. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel therapies that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in cell and gene therapy, molecular diagnostics, and synthetic biology. Our fast turnaround of high-quality agar plates, microbial culture media, buffers, reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 200,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of novel therapies.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of its business and the effectiveness of its business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow.

Teknova defines Adjusted EBITDA as net loss adjusted for interest income (expense), net, benefit from income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that Teknova does not consider representative of its ongoing operating performance.

Teknova defines Free Cash Flow as cash used in operating activities less purchases of property, plant, and equipment.

Teknova presents Adjusted EBITDA and Free Cash Flow in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in Teknova's industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in Teknova's operating results because they exclude items that are not indicative of Teknova's core operating performance. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by Teknova may be different from the non-GAAP financial measures used by other companies.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements relating to Teknova’s anticipated total revenue, including our expectations for 2023 revenue guidance, expected growth in Lab Essentials and Clinical Solutions, ongoing capacity expansion, new research and development products, prospects, including to achieve profitability, strategy of managing operating expenses, and long-term growth strategy. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the fact that the Company’s fourth quarter and year-end financial closing procedures, annual accounting procedures and adjustments, and annual audit of its financial statements are not yet complete; demand for Teknova’s products (including the potential delay or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s ability to expand its production, commercial, and R&D capabilities; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the impact of the COVID-19 pandemic; reliance on a limited number of customers for a high percentage of Teknova’s revenue; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Teknova on its website or otherwise. Teknova does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contacts Media Contact

Matt Lowell Jenn Henry

Chief Financial Officer Senior Vice President, Marketing

matt.lowell@teknova.com jenn.henry@teknova.com

+1 831-637-1100 +1 831-313-1259

Sara Michelmore

MacDougall Advisors

smichelmore@macdougall.bio

+1 781-235-3060

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue	$7,891	$10,110	$41,420	$36,893
Cost of sales	5,781	5,131	23,944	19,272
Gross profit	2,110	4,979	17,476	17,621
Operating expenses:
Research and development	1,870	1,390	7,737	4,312
Sales and marketing	2,559	1,283	9,151	3,777
General and administrative	7,442	6,786	28,298	20,392
Amortization of intangible assets	287	287	1,148	1,148
Goodwill impairment	—	—	16,613	—
Long-lived assets impairment	4,188	—	4,188	—
Total operating expenses	16,346	9,746	67,135	29,629
Loss from operations	(14,236)	(4,767)	(49,659)	(12,008)
Other income (expenses), net
Interest income (expense), net	128	(36)	213	(589)
Other income (expense), net	19	(38)	55	(40)
Total other income (expenses), net	147	(74)	268	(629)
Loss before income taxes	(14,089)	(4,841)	(49,391)	(12,637)
Benefit from income taxes	(795)	(1,194)	(1,923)	(2,834)
Net loss	$(13,294)	$(3,647)	$(47,468)	$(9,803)
Net loss per share—basic and diluted	$(0.47)	$(0.13)	$(1.69)	$(0.61)
Weighted average shares used in computing net loss per share—basic and diluted	28,153,789	28,011,935	28,083,563	16,087,653

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of December 31,	As of December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$42,236	$87,518
Accounts receivable, net	4,261	4,666
Inventories, net	12,247	5,394
Income taxes receivable	22	1,188
Prepaid expenses and other current assets	2,374	2,438
Total current assets	61,140	101,204
Property, plant, and equipment, net	51,577	29,810
Operating right-of-use lease assets	19,736	—
Goodwill	—	16,613
Intangible assets, net	17,556	18,704
Other non-current assets	2,252	180
Total assets	$152,261	$166,511
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,449	$2,248
Accrued liabilities	6,203	5,495
Current portion of operating lease liabilities	2,223	—
Total current liabilities	10,875	7,743
Deferred tax liabilities	1,223	3,153
Other accrued liabilities	191	273
Long-term debt, net	21,976	11,870
Deferred rent	—	269
Long-term operating lease liabilities	18,111	—
Total liabilities	52,376	23,308
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	154,891	150,741
Accumulated deficit	(55,006)	(7,538)
Total stockholders’ equity	99,885	143,203
Total liabilities and stockholders’ equity	$152,261	$166,511

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating activities:
Net loss	$(13,294)	$(3,647)	$(47,468)	$(9,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	(9)	—	25	235
Inventory reserve	519	(235)	697	441
Depreciation and amortization	893	783	3,165	2,883
Stock-based compensation	1,022	624	3,711	1,551
Deferred taxes	(805)	(1,197)	(1,930)	(2,837)
Amortization of debt financing costs	119	45	278	134
Non-cash lease expense	73	5	329	65
Loss on disposal of property, plant, and equipment	116	37	326	41
Goodwill impairment	—	—	16,613	—
Long-lived assets impairment	4,188		4,188	—
Other	—	—	—	(10)
Changes in operating assets and liabilities:
Accounts receivable	1,329	(108)	380	(278)
Contract assets	667	—	—	—
Inventories	(2,443)	(756)	(7,550)	(2,253)
Income taxes receivable	98	3	1,166	229
Prepaid expenses and other current assets	1,147	476	64	(1,301)
Other non-current assets	(1,076)	(151)	(2,072)	(156)
Accounts payable	(397)	(198)	572	270
Accrued liabilities	(155)	1,257	188	1,810
Other	(21)	(20)	(82)	(90)
Cash used in operating activities	(8,029)	(3,082)	(27,400)	(9,069)
Investing activities:
Purchase of property, plant, and equipment	(4,730)	(7,412)	(28,149)	(19,877)
Proceeds from loan to related party	—	—	—	529
Proceeds on sales of short-term marketable securities	—	—	—	1,132
Proceeds from maturities of short-term marketable securities	—	—	—	695
Cash used in investing activities	(4,730)	(7,412)	(28,149)	(17,521)
Financing activities:
Proceeds from long-term debt	5,000	(1)	10,135	11,889
Payment of debt issuance costs	(21)	—	(172)	(153)
Payment of exit fee costs	—	—	(135)	—
Payment of issuance costs for initial public offering	—	—	—	(3,615)
Proceeds from initial public offering, net of underwriters’ commissions and discounts	—	—	—	102,672
Proceeds from exercise of stock options	11	—	145	—
Proceeds from issuance of common stock under employee stock purchase plan	150	—	294	—
Cash provided by financing activities	5,140	(1)	10,267	110,793
Change in cash and cash equivalents	(7,619)	(10,495)	(45,282)	84,203
Cash and cash equivalents at beginning of period	49,855	98,013	87,518	3,315
Cash and cash equivalents at end of period	$42,236	$87,518	$42,236	$87,518

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss – as reported	$(13,294)	$(3,647)	$(47,468)	$(9,803)
Add back:
Interest income (expense), net	128	(36)	213	(589)
Benefit from income taxes	(795)	(1,194)	(1,923)	(2,834)
Depreciation expense	606	496	2,017	1,735
Amortization of intangible assets	287	287	1,148	1,148
EBITDA	$(13,324)	$(4,022)	$(46,439)	$(9,165)
Other and one-time expenses:
Stock-based compensation expense	1,022	624	3,711	1,551
Goodwill impairment charge	—	—	16,613	—
Long-lived assets impairment charge	4,188	—	4,188	—
Adjusted EBITDA	$(8,114)	$(3,398)	$(21,927)	$(7,614)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash used in operating activities	$(8,029)	$(3,082)	$(27,400)	$(9,069)
Purchase of property, plant and equipment	(4,730)	(7,412)	(28,149)	(19,877)
Free Cash Flow	$(12,759)	$(10,494)	$(55,549)	$(28,946)